Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2014

Q2 2014 Financial Highlights

•	Revenue: $517.7 million

•	GAAP earnings per share: $0.40

•	Non-GAAP earnings per share: $0.65

MOUNTAIN VIEW, Calif. – May 21, 2014 – Synopsys, Inc. (Nasdaq: SNPS), a global leader providing software, IP and services used to accelerate innovation in chips and electronic systems, today reported results for its second quarter of fiscal year 2014.

For the second quarter of fiscal year 2014, Synopsys reported revenue of $517.7 million, compared to $499.3 million for the second quarter of fiscal 2013, an increase of 3.7 percent.

“Our fiscal second quarter results were very strong, driven by robust business in all key areas,” said Aart de Geus, chairman and co-CEO of Synopsys. “In addition, we introduced several important new products, including IC Compiler II, a game-changer in digital design, and we completed the acquisition of Coverity, bringing us into the emerging market of software quality, test and security.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal 2014 was $63.3 million, or $0.40 per share, compared to $68.7 million, or $0.44 per share, for the second quarter of fiscal 2013.

May 21, 2014	1

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal 2014 was $101.7 million, or $0.65 per share, compared to non-GAAP net income of $103.7 million, or $0.66 per share, for the second quarter of fiscal 2013.

Financial Targets

Synopsys also provided its financial targets for the third quarter and full fiscal year 2014. These targets do not include any future acquisition-related expenses that may be incurred in fiscal 2014. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter of Fiscal Year 2014 Targets:

•	Revenue: $515 million - $525 million

•	GAAP expenses: $450.5 million - $471 million

•	Non-GAAP expenses: $400 million - $410 million

•	Other income and expense: ($1) million - $1 million

•	Tax rate applied in non-GAAP net income calculations: approximately 20 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $0.30 - $0.38

•	Non-GAAP earnings per share: $0.60 - $0.62

Full Fiscal Year 2014 Targets:

•	Revenue: $2.05 billion - $2.075 billion

•	Other income and expense: $10 million - $12 million

•	Tax rate applied in non-GAAP net income calculations: approximately 21 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $1.55 - $1.68

•	Non-GAAP earnings per share: $2.45 - $2.50

•	Cash flow from operations: $450 million - $475 million

May 21, 2014	2

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, including inventory fair value adjustments, (iv) other significant items, including facilities restructuring charges and the effect of tax and legal settlements, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

May 21, 2014	3

Reconciliation of Second Quarter Fiscal Year 2014 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2014 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2014	2013	2014	2013
GAAP net income	$63,317	$68,691	$131,013	$138,613
Adjustments:
Amortization of intangible assets	32,050	32,273	60,181	64,676
Stock compensation	18,824	15,529	36,941	33,229
Acquisition-related costs	4,374	1,992	5,449	3,828
Inventory fair value adjustment	—	—	—	1,809
Facility restructuring charges	—	302	—	30
Tax and other settlements	(2,040)	—	(12,307)	—
Tax adjustments	(14,830)	(15,123)	(26,495)	(35,554)

Non-GAAP net income	$101,695	$103,664	$194,782	$206,631

	Three Months Ended April 30,		Six Months Ended April 30,
	2014	2013	2014	2013
GAAP net income per share	$0.40	$0.44	$0.83	$0.89
Adjustments:
Amortization of intangible assets	0.20	0.21	0.38	0.42
Stock compensation	0.12	0.10	0.24	0.22
Acquisition-related costs	0.03	0.01	0.04	0.02
Inventory fair value adjustment	—	—	—	0.01
Facility restructuring charges	—	0.00	—	0.00
Tax and other settlements	(0.01)	—	(0.08)	—
Tax adjustments	(0.09)	(0.10)	(0.17)	(0.23)

Non-GAAP net income per share	$0.65	$0.66	$1.24	$1.33

Shares used in calculation	157,082	156,606	156,986	155,662

May 21, 2014	4

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2014 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending July 31, 2014 (1)
	Low	High
Target GAAP expenses	$450,500	$471,000
Adjustments:
Estimated impact of amortization of intangible assets	(32,000)	(39,000)
Estimated impact of stock compensation	(18,500)	(22,000)

Target non-GAAP expenses	$400,000	$410,000

	Range for Three Months Ending July 31, 2014 (1)
	Low	High
Target GAAP earnings per share	$0.30	$0.38
Adjustments:
Estimated impact of amortization of intangible assets	0.25	0.20
Estimated impact of stock compensation	0.14	0.12
Net non-GAAP tax adjustments	(0.09)	(0.08)

Target non-GAAP earnings per share	$0.60	$0.62

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2014 Targets

	Range for Fiscal Year Ending October 31, 2014 (1)
	Low	High
Target GAAP earnings per share	$1.55	$1.68
Adjustments:
Estimated impact of amortization of intangible assets	0.83	0.78
Estimated impact of stock compensation	0.54	0.50
Acquisition-related costs	0.04	0.04
Tax and other settlements	(0.08)	(0.08)
Net non-GAAP tax adjustments	(0.43)	(0.42)

Target non-GAAP earnings per share	$2.45	$2.50

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

(1)	Synopsys’ third quarter and fiscal year end on August 2, and November 1, 2014, respectively. For presentation purposes, the periods refer to the closest calendar month end.

May 21, 2014	5

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 326039, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the third quarter fiscal 2014 in August 2014. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the third quarter fiscal year 2014 earnings call in August 2014, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the third quarter of fiscal 2014 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter fiscal 2014 in its quarterly report on Form 10-Q to be filed by June 12, 2014.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) accelerates innovation in the global electronics market. As a leader in electronic design automation (EDA) and semiconductor IP, its software, IP and services help engineers address their design, verification, system and manufacturing challenges. Since 1986, engineers around the world have been using Synopsys technology to design and create billions of chips and systems. Learn more at http://www.synopsys.com.

May 21, 2014	6

Forward-Looking Statements

This press release and our upcoming earnings results conference call contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include but are not limited to: sections of this press release entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results”; and statements regarding Synopsys’ business, acquisitions, products, technologies, business model, customer demand for our technology, and projected financial results and business objectives. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	uncertainty in the growth of the semiconductor and electronics industry;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry and among our customers;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•	Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions it completes, including its recent acquisition of Coverity, Inc., and challenges in entering new markets in which Synopsys is not experienced and in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations, including possible delays in customer orders, potential loss of customers, key employees, partners or vendors, customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

May 21, 2014	7

•	adverse changes in the relationships between Synopsys and key participants in the complex semiconductor ecosystem, including major foundries and intellectual property providers;

•	litigation;

•	lower-than-anticipated new IC design starts;

•	lower-than-anticipated purchases or delays in purchases of products or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	variability in the timing of revenue recognition due to factors such as payment terms and the timing and value of contract renewals and professional services projects;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending July 31, 2014; actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2014; and cash flow from operations on a GAAP basis for fiscal year 2014 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements, to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized in Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) fluctuations in foreign currency exchange rates, (ix) litigation, (x) general economic conditions, and (xi) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2014. Furthermore, Synopsys’ actual tax rates applied to income for the third quarter and fiscal year 2014 could differ from the targets given in this press release as a

May 21, 2014	8

result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government. Finally, Synopsys’ targets for outstanding shares in the third quarter and fiscal year 2014 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances, stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

May 21, 2014	9

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2014	2013	2014	2013
Revenue:
Time-based license	$424,185	$413,491	$824,331	$799,450
Upfront license	36,297	24,779	70,269	55,568
Maintenance and service	57,215	60,987	102,048	119,376

Total revenue	517,697	499,257	996,648	974,394
Cost of revenue:
License	67,302	61,569	130,127	126,061
Maintenance and service	21,109	19,766	41,380	39,821
Amortization of intangible assets	25,674	26,398	48,427	52,914

Total cost of revenue	114,085	107,733	219,934	218,796

Gross margin	403,612	391,524	776,714	755,598
Operating expenses:
Research and development	178,043	169,962	345,586	327,472
Sales and marketing	114,784	103,930	220,576	205,688
General and administrative	40,575	32,254	74,808	70,192
Amortization of intangible assets	6,376	5,875	11,754	11,762

Total operating expenses	339,778	312,021	652,724	615,114

Operating income	63,834	79,503	123,990	140,484
Other income (expense), net	4,225	7,204	15,253	17,953

Income before income taxes	68,059	86,707	139,243	158,437
Provision (benefit) for income taxes	4,742	18,016	8,230	19,824

Net income	$63,317	$68,691	$131,013	$138,613

Net income per share:
Basic	$0.41	$0.45	$0.85	$0.91
Diluted	$0.40	$0.44	$0.83	$0.89
Shares used in computing per share amounts:
Basic	154,572	153,515	154,319	152,496

Diluted	157,082	156,606	156,986	155,662

(1)	Synopsys’ second quarter of fiscal 2014 and 2013 ended on May 3, 2014 and May 4, 2013, respectively. For presentation purposes, we refer to periods ended April 30.

May 21, 2014	10

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2014	October 31, 2013
ASSETS:
Current assets:
Cash and cash equivalents	$821,633	$1,022,441
Accounts receivable, net	322,606	256,026
Deferred income taxes	99,385	92,058
Income taxes receivable and prepaid taxes	18,241	18,277
Prepaid and other current assets	66,406	59,175

Total current assets	1,328,271	1,447,977
Property and equipment, net	202,860	197,600
Goodwill	2,254,454	1,975,971
Intangible assets, net	398,560	335,425
Long-term prepaid taxes	9,605	7,935
Long-term deferred income taxes	203,554	243,066
Other long-term assets	163,232	150,961

Total assets	$4,560,536	$4,358,935

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$275,611	$358,197
Accrued income taxes	17,847	7,168
Deferred revenue	781,274	827,554
Short-term debt	230,000	30,000

Total current liabilities	1,304,732	1,222,919
Long-term accrued income taxes	42,943	53,064
Long-term deferred revenue	72,212	54,736
Long-term debt	60,000	75,000
Other long-term liabilities	161,530	164,939

Total liabilities	1,641,417	1,570,658
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 154,707 and 154,169 shares outstanding, respectively	1,547	1,542
Capital in excess of par value	1,614,838	1,597,244
Retained earnings	1,437,246	1,324,854
Treasury stock, at cost: 2,558 and 3,095 shares, respectively	(94,659)	(106,668)
Accumulated other comprehensive loss	(39,853)	(28,695)

Total stockholders’ equity	2,919,119	2,788,277

Total liabilities and stockholders’ equity	$4,560,536	$4,358,935

(1)	Synopsys’ second quarter of fiscal 2014 ended on May 3, 2014, and its fourth quarter of fiscal 2013 ended on November 2, 2013. For presentation purposes, the periods refer to the closest calendar month end.

May 21, 2014	11

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$131,013	$138,613
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	91,585	94,154
Stock compensation	36,941	33,229
Allowance for doubtful accounts	(250)	901
Gain on sale of investments	(6,529)	(101)
Deferred income taxes	9,266	8,225
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(59,577)	39,287
Prepaid and other current assets	(4,557)	(27,502)
Other long-term assets	(13,756)	(16,524)
Accounts payable and other liabilities	(83,135)	(97,569)
Income taxes	(15,021)	(2,574)
Deferred revenue	(48,069)	(127,847)

Net cash provided by operating activities	37,911	42,292
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of long-term investments	7,304	222
Purchases of property and equipment	(29,901)	(29,426)
Proceeds from sales of property and equipment	—	2,000
Cash paid for acquisitions, net of cash acquired	(367,965)	—
Capitalization of software development costs	(1,875)	(1,787)

Net cash used in investing activities	(392,437)	(28,991)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(206)	(784)
Proceeds from credit facility	200,000	—
Repayment of debt	(15,497)	(15,237)
Acquisition of non-controlling interest	—	(44,004)
Issuances of common stock	53,326	75,193
Purchases of treasury stock	(79,747)	(34,998)
Other	(500)	(1,130)

Net cash provided by (used in) financing activities	157,376	(20,960)
Effect of exchange rate changes on cash and cash equivalents	(3,658)	(11,705)

Net change in cash and cash equivalents	(200,808)	(19,364)
Cash and cash equivalents, beginning of the year	1,022,441	700,382

Cash and cash equivalents, end of the period	$821,633	$681,018

(1)	Synopsys’ second quarter of fiscal 2014 and 2013 ended on May 3, 2014 and May 4, 2013, respectively. For presentation purposes, we refer to periods ended April 30.

May 21, 2014	12